                                                                    EXHIBIT 10.7
                                                                    ------------

                                FIRST AMENDMENT
                                     TO THE
           COMAIR HOLDINGS, INC. DEFERRED INCENTIVE COMPENSATION PLAN
           ----------------------------------------------------------


         Pursuant to the reserved power of amendment contained in Section 11.1 of the Comair Holdings, Inc. Deferred Incentive Compensation Plan (the "Plan"), the Plan is hereby amended effective as of March 31, 1996 in the following respects:

         1. Paragraph (a) of Section 4.1 is amended in its entirety to read as follows:

         (a) The Participant's share of Comair's deferred incentive compensation allocation determined by the Compensation Committee (if any). On a year-to-year basis, the Compensation Committee shall determine which Participants (if any) are eligible to receive deferred incentive compensation and in what amounts (if any).

         2.  The first sentence of Section 11.1 is amended to read as follows:

         Comair reserves the right to amend or terminate the Plan in any manner that it deems advisable, by action of the Board or the Compensation Committee of the Board.

         3.  Paragraph (e) of Section 2.1 is amended to read as follows:

         (e)  "BOARD" means the Board of Directors of Comair.

         IN WITNESS WHEREOF, Comair Holdings, Inc. has caused this First Amendment to be executed this ______ day of June, 1996.

                                               Comair Holdings, Inc.



                                               By: _____________________________

                             COMAIR HOLDINGS, INC.
                      DEFERRED INCENTIVE COMPENSATION PLAN

ARTICLE 1  GENERAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.1     Effective Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.2     Purpose  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

ARTICLE 2  DEFINITIONS AND USAGE  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         2.1     Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         2.2     Usage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         2.3     Eligibility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

ARTICLE 3  PARTICIPATION IN PLAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         3.1     Participation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         3.2     Participant Voluntary Contribution Agreement Procedure . . . . . . . . .   3

ARTICLE 4  DEFERRAL AMOUNTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         4.1     Deferred Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         4.2     Crediting of Deferrals and Earnings  . . . . . . . . . . . . . . . . . .   4

ARTICLE 5  PAYMENT OF BENEFIT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         5.1     Participant's Benefit  . . . . . . . . . . . . . . . . . . . . . . . . .   5
         5.2     Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         5.3     Form of Benefit Payments . . . . . . . . . . . . . . . . . . . . . . . .   6

ARTICLE 6  DEATH OF PARTICIPANT . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         6.1     Commencement of Benefit Payments . . . . . . . . . . . . . . . . . . . .   7
         6.2     Designation of Beneficiary . . . . . . . . . . . . . . . . . . . . . . .   7

ARTICLE 7  HARDSHIP DISTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         7.1     Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         7.2     Unforeseeable Emergency  . . . . . . . . . . . . . . . . . . . . . . . .   7

ARTICLE 8  ADMINISTRATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         8.1     General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         8.2     Administrative Rules . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         8.3     Duties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         8.4     Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

ARTICLE 9  CLAIMS PROCEDURE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         9.1     General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         9.2     Denials  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         9.3     Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         9.4     Appeals Procedure  . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         9.5     Review . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

ARTICLE 10 CHANGE IN CONTROL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . .  10
         10.1    Impact of Event  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         10.2    Definition of "Change in Control"  . . . . . . . . . . . . . . . . . . .  10

ARTICLE 11 MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         11.1    Amendment and Termination  . . . . . . . . . . . . . . . . . . . . . . .  11
         11.2    No Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         11.3    Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . .  11
         11.4    Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         11.5    No Guarantee of Employment . . . . . . . . . . . . . . . . . . . . . . .  11
         11.6    Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         11.7    Notification of Addresses  . . . . . . . . . . . . . . . . . . . . . . .  12
         11.8    Income Tax Payment . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         11.9    Bonding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         11.10   Exclusive Use  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

ARTICLE 12 TRUST  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         12.1    Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         12.2    Payment of Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         12.3    Quarterly Valuation of Accounts  . . . . . . . . . . . . . . . . . . . .  13
         12.4    Contribution to Trust  . . . . . . . . . . . . . . . . . . . . . . . . .  13
         12.5    Distribution of Excess Assets  . . . . . . . . . . . . . . . . . . . . .  13
         12.6    Trustee Duties . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

ARTICLE 13 INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

                             COMAIR HOLDINGS, INC.
                      DEFERRED INCENTIVE COMPENSATION PLAN


                                    PREAMBLE

         WHEREAS, Comair Holdings, Inc. ("Comair") recognizes the unique qualifications of certain key management or highly compensated employees of Comair and its subsidiaries and the valuable services they provide and desires to establish a plan to defer incentive compensation for eligible employees in a manner that aligns their interests with those of the Comair's stockholders; and

         WHEREAS, Comair has determined that the implementation of such a plan will best serve its interest in retaining and motivating key employees.

         NOW, THEREFORE, Comair hereby establishes the Comair Holdings, Inc. Deferred Incentive Compensation Plan as hereinafter provided:


                                   ARTICLE 1
                                    GENERAL

         1.1 EFFECTIVE DATE. The provisions of the Plan shall be effective as of April 1, 1994; provided, however, the provisions of the Plan pertaining to Compensation deferred by a Participant pursuant to Section 3.2 shall be effective as of April 1, 1995.

         1.2 PURPOSE. The Plan is intended to be an unfunded plan primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees, as such group is described under Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA.


                                   ARTICLE 2
                             DEFINITIONS AND USAGE

         2.1 DEFINITIONS. Wherever used in the Plan, the following words and phrases shall have the meaning set forth below unless the context plainly requires a different meaning:

         (a) "ACCOUNTS" mean the bookkeeping accounts maintained for each Participant pursuant to Article 4.

         (b)     "ADMINISTRATOR" means the person or persons described in
                 Article 8.

         (c) "AGREEMENT" means a Deferred Compensation Agreement between Comair and an eligible employee in accordance with Article 3.

         (d) "BENEFIT" means the benefit of a Participant as determined under Article 4.

         (e)     "BOARD" means the members of the Board of Directors of Comair.

         (f) "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

         (g) "COMAIR" means Comair Holdings, Inc., a Kentucky corporation, and any successor thereto.

         (h) "COMPENSATION" means the total of all cash compensation, as determined by the Compensation Committee, including wages, salary and bonuses, which is payable as consideration for the employee's service prior to subtracting any amounts deferred under Section 4.1(b). Any deferred incentive compensation amounts under Section 4.1(a) shall not be considered Compensation.

         (i) "COMPENSATION COMMITTEE" means the Compensation Committee of the Board.

         (j) "DEFERRED AMOUNT" means, for each Plan Year, the sum of the amount allocated under Section 4.1(a) and the amount of Compensation deferred pursuant to Section 4.1(b).

         (k) "DISABILITY" or "DISABLED" means a total and permanent disability or being totally and permanently disabled as determined by the Compensation Committee.

         (l) "ELIGIBLE EMPLOYEE" means an employee designated to participate by the Compensation Committee pursuant to
                 Section 2.3.

         (m)     "EMPLOYER" means Comair and any Subsidiary.

         (n) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         (o)     "FINANCE COMMITTEE" means the Finance Committee of the Board.

         (p) "PARTICIPANT" means an Eligible Employee of an Employer who is participating in the Plan in accordance with Article 3.

         (q) "PLAN" means Comair Holdings, Inc. Deferred Incentive Compensation Plan.

         (r) "PLAN YEAR" means the 12 consecutive month period beginning on April 1 of each year and ending on March 31.

         (s) "SUBSIDIARY" means any corporation, other than Comair, in an unbroken chain of corporations beginning with Comair, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one or more of the other corporations in such chain.

         (t)     "TRUST" means the trust described in Article 12.

         (u)     "TRUSTEE" means the trustee of the Trust.

         (v)     "VALUATION DATE" means the last day of each calendar quarter.

         2.2 USAGE. Except where otherwise indicated by the context, any masculine terminology used herein shall also include the feminine and vice versa, and the definition of any term herein in the singular shall also include the plural and vice versa.

         2.3 ELIGIBILITY. An employee of any Employer who is a member of a select group of management or highly compensated employees, as such group is described under Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA, and is designated to participate by the Compensation Committee as an Eligible Employee shall participate at such time and for such period as designated by the Compensation Committee.


                                   ARTICLE 3
                             PARTICIPATION IN PLAN

         3.1 PARTICIPATION. An Eligible Employee shall automatically become a Participant upon receiving credit to his Account for an allocation by the Compensation Committee under Section 4.1(a). In addition, an Eligible Employee may elect to defer a part of his Compensation by entering into an Agreement in the manner provided in Section 3.2 and shall thereupon become a Participant (if not already a Participant). A Participant shall continue as a Participant until his entire Benefit has been paid.

         3.2     PARTICIPANT VOLUNTARY CONTRIBUTION AGREEMENT PROCEDURE.

         (a) PLAN YEAR BEGINNING APRIL 1, 1995. For the Plan Year beginning April 1, 1995, an Eligible Employee may properly complete, execute and deliver an Agreement to defer Compensation (other than bonuses) otherwise payable from December 1, 1995 through March 31, 1996. Such an Agreement must be delivered to the Administrator no later than November 1, 1995. In addition to, or in lieu of, such an Agreement, an Eligible Employee may complete, execute and deliver an Agreement to defer any bonus earned for services rendered during the Plan Year ended March 31, 1996, but otherwise payable after March 31, 1996. Such an Agreement must be delivered to the

                 Administrator no later than December 31, 1995. The Agreements shall be irrevocable.

         (b) SUBSEQUENT PLAN YEARS. For any Plan Year subsequent to the first Plan Year for which an Eligible Employee wishes to defer Compensation under the Plan, the Agreement shall be properly completed, executed and delivered to the Administrator 30 days prior to the first day of such Plan Year. The Agreement completed in accordance with the preceding sentence shall be effec- tive with respect to:

                          (1) Compensation (excluding bonuses for services rendered during a prior Plan Year) otherwise payable during the Plan Year for which the Agreement is applicable; and

                          (2) Any bonus earned for services rendered during the Plan Year but otherwise payable after the close of the Plan Year.

                 An Eligible Employee who does not enter into an Agreement when eligible to participate in the Plan shall be permitted to enter into an Agreement for any subsequent Plan Year for which he remains an Eligible Employee. The Agreement shall be revocable until the beginning of the Plan Year to which it applies, at which time it shall become irrevocable.


                                   ARTICLE 4
                                DEFERRAL AMOUNTS

         4.1 DEFERRED AMOUNT. The Deferred Amount of the Participant for any Plan Year shall consist of the following:

         (a) The Participant's share of Comair's deferred incentive compensation allocation determined by the Compensation Committee (if any). The aggregate deferred incentive compensation will be allocated to Participants' Accounts proportionate with the Compensation of Participants for the Plan Year. On a year-to-year basis, the Compensation Committee may determine which Participants are eligible to receive deferred incentive compensation.

         (b) The Compensation the Participant elects to defer under the Agreement.

         4.2     CREDITING OF DEFERRALS AND EARNINGS.

         (a) Amounts deferred pursuant to Section 4.1(a) for any Plan Year shall be credited to the Participant's Account as of the last day of the Plan Year. Amounts deferred pursuant to Section 4.1(b) shall be credited to the

                 Participant's Account as of the time the Compensation deferred by the Participant would otherwise be paid.

         (b) There shall be credited to the Account of each Participant an additional amount of earnings (or losses) with respect to such Account as of the last day of the quarter equal to a rate of return as determined by the Compensation Committee.


                                   ARTICLE 5
                               PAYMENT OF BENEFIT

         5.1 PARTICIPANT'S BENEFIT. The Participant's Benefit shall be determined as of the Valuation Date following the occurrence of the earliest of the following events:

         (a) the date elected by the Participant (but not before he attains age 55); provided, the election was made at least 2 years in advance. Upon distribution pursuant to such an election, the Participant shall no longer receive an allocation of deferred incentive compensation under Section 4.1(a) or defer Compensation under Section 4.1(b);

         (b)     the Participant dies or becomes Disabled;

         (c)     the Participant experiences a hardship, as determined under
Article 7; or

         (d)     the Plan terminates.

         The amount of the Participant's Benefit shall be his vested Account. A Participant shall be 100% vested in his own deferrals under Section 4.1(b). A Participant shall vest in his deferred incentive compensation under Section 4.1(a) in accordance with the following schedule:

                          Years of Service                   Vested Percentage
                          ----------------                   -----------------
                 10 years or less                                    0%
                 11 years but less than 12 years                    10%
                 12 years but less than 13 years                    20%
                 13 years but less than 14 years                    30%
                 14 years but less than 15 years                    40%
                 15 years but less than 16 years                    50%
                 16 years but less than 17 years                    60%
                 17 years but less than 18 years                    70%
                 18 years but less than 19 years                    80%
                 19 years but less than 20 years                    90%
                 20 years or more                                  100%

Notwithstanding the foregoing, a Participant shall be fully vested upon a Change in Control. The Compensation Committee shall determine a "Year of Service" based upon a twelve-month period beginning on the Participant's anniversary date of employment as modified by the Compensation Committee in its sole discretion. Any amount not vested shall be forfeited upon payment of the Participant's Benefit. Any amounts forfeited shall be reallocated to Participants' Accounts proportionate with the Compensation of Participants for the Plan Year.

         5.2 PAYMENT. Except for distributions due to hardship, payment of the Participant's Benefit shall commence within 45 days after the Valuation Date immediately following the occurrence of the payment event pursuant to
Section 5.1(a). Distributions due to hardship shall commence within 30 days after determination of the hardship. The Compensation Committee shall have the right to defer payment of the Benefit as needed to receive the applicable income tax deduction except when there is a Change in Control pursuant to
Section 10.2 but not later than 30 days after the close of the Plan Year. The Compensation Committee shall have the discretion to accelerate the time of payment upon a Participant's termination of employment.

         5.3 FORM OF BENEFIT PAYMENTS. The Participant may elect to have the Benefit paid in any of the following forms:

         (a)     single lump sum payment;

         (b)     single life or joint life annuity;

         (c)     annual installments; or

         (d)     monthly installments.

All Benefits shall be paid in the form of cash. All elections must be made at the time a Participant becomes an Eligible Employee and will be effective immediately. The election may be changed at any time by the Participant, and any change will be effective 2 years after executed by the Participant. Notwithstanding the foregoing, all distributions prior to age 55, other than due to the Participant's Disability, will be paid in a lump sum. Distributions made pursuant to a Participant's Disability will be paid pursuant to the Participant's election. If a Participant elects payment in a form other than a lump sum, the Compensation Committee may provide a different rate of return for the unpaid Account than under Section 4.2, comparable to a commercial annuity product or other similar fixed term financial product.

                                   ARTICLE 6
                              DEATH OF PARTICIPANT

         6.1 COMMENCEMENT OF BENEFIT PAYMENTS. If a Participant dies before commencing payment of the vested Benefit, then the vested Benefit otherwise payable with respect to the Participant shall be paid to the Participant's beneficiary or beneficiaries within 45 days following the Valuation Date after the date on which the Administrator is notified of the Participant's death. Benefits payable to a Participant's beneficiary shall be paid in a single lump sum cash payment. If the Participant has already commenced receiving the vested Benefit, Benefits shall continue to be paid to the Participant's beneficiary in the form elected pursuant to Section 5.3, if other than a lump sum.

         6.2 DESIGNATION OF BENEFICIARY. A Participant may designate, on a form provided by the Administrator one or more primary and contingent beneficiaries to receive all of the Benefit which may be payable hereunder following the Participant's death, and may designate the proportions in which such beneficiaries are to receive such payments. A Participant may change such designations from time to time by filing a new form, and the last written designation filed with the Administrator prior to the Participant's death shall control. If a Participant fails to specifically designate a beneficiary, or if no designated beneficiary survives the Participant, payment shall be made by the Administrator in the following order of priority:

         (a)     to the Participant's surviving spouse, or if none,

         (b)     to the Participant's children, per stirpes, or if none,

         (c)     to the Participant's estate.


                                   ARTICLE 7
                             HARDSHIP DISTRIBUTIONS

         7.1 DISTRIBUTION. Subject to the approval of the Administrator, a Participant may withdraw all or a portion of his vested Benefit in the event of a hardship. A request for a hardship distribution shall be made in the form of a written application. A hardship distribution shall only be made in the event of an unforeseeable emergency that would result in severe financial hardship to the Participant if hardship distributions were not permitted. Withdrawals of amounts because of an unforeseeable emergency shall only be permitted to the extent reasonably needed to satisfy the emergency need.

         7.2 UNFORESEEABLE EMERGENCY. For purposes of this Article, an unforeseeable emergency is defined as severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforesee-able circumstances arising as a result of events beyond the control of the Participant. The circumstances that will constitute an unforeseeable emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved (i) through reimbursement or compensation by insurance or otherwise or (ii) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship.


                                   ARTICLE 8
                                 ADMINISTRATION

         8.1 GENERAL. The Administrator shall be the Compensation Committee of the Board, or such other person or persons as designated by the Board. Except as otherwise specifically provided in the Plan, the Administrator shall be responsible for administration of the Plan. The Administrator shall be the "named fiduciary" within the meaning of Section 402(c)(2) of ERISA.

         8.2 ADMINISTRATIVE RULES. The Administrator may adopt such rules of procedure as it deems desirable for the conduct of its affairs, except to the extent that such rules conflict with the provisions of the Plan.

         8.3 DUTIES. The Administrator shall have the following rights, powers and duties:

         (a) The decision of the Administrator in matters within its jurisdiction shall be final, binding and conclusive upon Comair and upon any other person affected by such decision, subject to the claims procedure hereinafter set forth.

         (b) The Administrator shall have the duty and authority to interpret and construe the provisions of the Plan, to determine eligibility for benefits, to decide any question which may arise regarding the rights of employees, Participants, and beneficiaries, and the amounts of their respective interests, to adopt such rules and to exercise such powers as the Administrator may deem necessary for the administration of the Plan, and to exercise any other rights, powers or privileges granted to the Administrator by the terms of the Plan.

         (c) The Administrator shall maintain full and complete records of its decisions. Its records shall contain all relevant data pertaining to the Participant and his rights and duties under the Plan. The Administrator shall maintain the Account records of all Participants, or shall cause the Trustee to maintain such records.

         (d) The Administrator shall cause the principal provisions of the Plan to be communicated to the Participants, and a copy of the Plan and other documents shall be available at the principal office of Comair for inspection by the Participants at reasonable times determined by the Administrator.

         (e) The Administrator shall periodically report to the Board with respect to the status of the Plan.

         8.4 FEES. No fee or compensation shall be paid to any person for services as the Administrator.


                                   ARTICLE 9
                                CLAIMS PROCEDURE

         9.1 GENERAL. A Participant or beneficiary ("claimant") who believes that his Benefit has not been paid in full shall file such objection on the form prescribed for such purpose with the Administrator.

         9.2 DENIALS. The Administrator shall review such filing and provide a notice of the decision regarding such filing to the claimant within a reasonable period of time after receipt of the notice by the Administrator.

         9.3 NOTICE. Any claimant whose objection to a payment of his Benefit is denied shall be furnished written notice setting forth:

         (a)     the specific reason or reasons for the denial;

         (b) specific reference to the pertinent provision of the Plan upon which the denial is based;

         (c) a description of any additional material or information necessary for the claimant to perfect the objection; and

         (d)     an explanation of the claim review procedure under the Plan.

         9.4 APPEALS PROCEDURE. In order that a claimant may appeal a denial of his objection to the amount of his Benefit, the claimant or the claimant's duly authorized representative may:

         (a) request a reconsideration by written application to the Administrator, or its designee, no later than 60 days after receipt by the claimant of written notification of denial of his objection;

         (b)     review pertinent documents; and

         (c)     submit issues and comments in writing.

         9.5 REVIEW. A decision on review of a denied objection shall be made by the Administrator not later than 60 days after receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered within a reasonable period of time, but not later than 120 days after receipt of a request for review. The decision on review shall be in writing and shall include the specific reason(s) for the decision and the specific reference(s) to the pertinent provisions of the Plan on which the decision is based.


                                   ARTICLE 10
                          CHANGE IN CONTROL PROVISIONS

         10.1 IMPACT OF EVENT. In the event of a "Change in Control" as defined in Section 10.2, (i) the Plan will be deemed terminated and (ii) a Participant's Benefit shall be paid as soon as practical, but in no event later than 60 days after the effective date of the Change in Control.

         10.2    DEFINITION OF "CHANGE IN CONTROL".  For purposes of Section
10.1 a "Change in Control" means the occurrence of any of the following:

         (a) When any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than Comair or a Subsidiary, or any Employer's employee benefit plan (including any trustee of such plan acting as trustee) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of Comair representing 50% or more of the combined voting power of Comair's then outstanding securities;

         (b) Any transaction or event relating to any Employer required to be described pursuant to the requirements of Item 6(e) of
                 Schedule 14A of the Securities and Exchange Commission under the Exchange Act (as in effect on the effective date of this Plan), whether or not the Employer is then subject to such reporting requirement;

         (c) When, during any period of 2 consecutive years during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board, cease for any reason other than death to constitute at least a two-thirds (2/3) majority thereof; provided, however, that a director who was not a director at the beginning of such period shall be deemed to have satisfied the two-year requirement if such director was elected by, or on the recommendation of, at least two-thirds (2/3) of the directors who were directors at the beginning of such period (either actually or by prior operation of this Subsection 10.2(c)); or

         (d) The occurrence of a transaction requiring shareholder approval for the acquisition of Comair by an entity other than an Employer through purchase of assets, by merger, or otherwise.


                                   ARTICLE 11
                            MISCELLANEOUS PROVISIONS

         11.1 AMENDMENT AND TERMINATION. Comair reserves the right to amend or terminate the Plan in any manner that it deems advisable, by a resolution of the Board. Notwithstanding the preceding, no amendment or termination of the Plan shall (i) reduce or adversely affect the Benefit of any Participant or beneficiary hereunder entitled to receive a Benefit under the Plan, (ii) reduce or adversely affect the right of any other Participant to receive upon his termination of employment from an Employer the Benefit he would have received if such termination had occurred immediately prior to any such amendment or termination of the Plan, or (iii) modify the provisions of Article 10 after a Change in Control has occurred, except as necessary to comply with any federal or state law.

         11.2 NO ASSIGNMENT. The Participant shall not have the power to pledge, transfer, assign, anticipate, mortgage or otherwise encumber or dispose of in advance any interest in amounts payable hereunder or any of the payments provided for herein, nor shall any interest in amounts payable hereunder or in any payments be subject to seizure for payments of any debts, judgments, alimony or separate maintenance, or be reached or transferred by operation of law in the event of bankruptcy, insolvency or otherwise.

         11.3 SUCCESSORS AND ASSIGNS. The provisions of the Plan are binding upon and inure to the benefit of any Employer, its successors and assigns, and the Participant, his beneficiaries, heirs, legal representatives and assigns.

         11.4 GOVERNING LAW. The Plan shall be subject to and construed in accordance with the laws of the Commonwealth of Kentucky to the extent not preempted by the provisions of ERISA.

         11.5 NO GUARANTEE OF EMPLOYMENT. Nothing contained in the Plan shall be construed as a contract of employment or deemed to give any Participant the right to be retained in the employ of any Employer or any equity or other interest in the assets, business or affairs of an Employer. No Participant hereunder shall have a security interest in assets of any Employer used to make contributions or pay benefits.

         11.6 SEVERABILITY. If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, but the Plan shall be construed and enforced as if such illegal or invalid provision had never been included herein.

         11.7 NOTIFICATION OF ADDRESSES. Each Participant and each beneficiary shall file with the Administrator, from time to time, in writing, the post office address of the Participant, the post office address of each beneficiary, and each change of post office address. Any communication, statement or notice addressed to the last post office address filed with the Administrator (or if no such address was filed with the Administrator, then to the last post office address of the Participant or beneficiary as shown on Employer's records) shall be binding on the Participant and each beneficiary for all purposes of the Plan and neither the Administrator nor the Employer shall be obliged to search for or ascertain the whereabouts of any Participant or beneficiary.

         11.8    INCOME TAX PAYMENT.   No later than the date as of which an
amount received pursuant to this Plan first becomes includable in the gross income of an individual for federal income tax purposes, the individual shall pay to Comair, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. The obligations of Comair under the Plan shall be conditional on such payment or arrangements. Comair shall have the right to deduct any taxes from any payment of any kind otherwise due to the individual.

         11.9 BONDING. The Administrator and all agents and advisors employed by it shall not be required to be bonded, except as otherwise required by ERISA.

         11.10 EXCLUSIVE USE. The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of Comair and shall be used exclusively for the uses and purposes of Participants and general creditors as herein set forth. Participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan shall be mere unsecured contractual rights of Participants and their beneficiaries against Comair. Any assets held by the Trust will be subject to the claims of Comair's general creditors under federal and state law in the event of insolvency.

                                   ARTICLE 12
                                     TRUST

         12.1 TRUST. The Trust shall be known as the Comair Holdings, Inc. Deferred Incentive Compensation Trust. The Trust shall be established by the execution of a trust agreement with one or more Trustees and is intended to be maintained as a "grantor trust" under Section 677 of the Code. The assets of the Trust will be held and disposed of by the Trustee, in accordance with the terms of the Trust, for the purpose of providing Benefits for the Participants. The Finance Committee shall direct the investment of Trust assets. Notwithstanding any provision of the Plan or the Trust to the contrary, the assets of the

Trust shall at all times be subject to the claims of Comair's general creditors in the event of insolvency or bankruptcy.

         12.2 PAYMENT OF BENEFITS. All Benefits under the Plan and expenses chargeable to the Plan, to the extent not paid directly from the Trust, shall be paid by Comair. Notwithstanding the foregoing, Comair shall pay any fees charged by the Trustee to act as a fiduciary of the Trust.

         12.3 QUARTERLY VALUATION OF ACCOUNTS. Within 30 days following the end of each Valuation Date, the Administrator shall determine the value of all Accounts maintained under the Plan. Thereafter, a statement of account shall be provided to each Participant reflecting the current value of that Participant's Accounts.

         12.4 CONTRIBUTION TO TRUST. If as of any Valuation Date the Administrator determines that the value of the Accounts maintained for all Participants under the Plan exceeds the assets held under the Trust, then Comair shall contribute sufficient assets to the Trust so that the assets of the Trust are equal to or greater than the value of all Accounts under the Plan. Such contribution shall be made within 90 days following the Valuation Date for which the deficit was determined.

         12.5 DISTRIBUTION OF EXCESS ASSETS. If as of any Valuation Date prior to the occurrence of a Change in Control the assets of the Trust exceed the value of all Accounts maintained under the Plan, Comair may request that such excess assets be distributed by the Trustee to Comair. Comair's request to receive excess assets due to forfeiture or otherwise must be in writing and must be accompanied by a written certification from the Administrator specifying the amount of the excess assets in the Trust.

         12.6 TRUSTEE DUTIES. The powers, duties and responsibilities of the Trustee shall be as set forth in the Trust agreement and nothing contained in the Plan, either expressly or by implication, shall impose any additional powers, duties or responsibilities upon the Trustee.


                                   ARTICLE 13
                                INDEMNIFICATION

         Comair shall indemnify and hold harmless the members of the Board and the members of the Committee from and against any and all liabilities, costs, and expenses incurred by such persons as a result of any act, or omission to act, in connection with the performance of such persons' duties, responsibilities and obligations under this Plan, other than such liabilities, costs and expenses as may result from the gross negligence or criminal acts of such persons.

         The undersigned, pursuant to the approval of the Board on October 20, 1995, does herewith execute on behalf of Comair this Comair Holdings, Inc. Deferred Incentive Compensation Plan.

                                           COMAIR HOLDINGS, INC.



                                           BY: _________________________________

                                           ITS: ________________________________